As filed with the Securities and Exchange Commission on
July 24, 2003                Registration No. 333-_____________
=================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                     _________________________
                             FORM S-8
                          AMENDMENT NO. 1

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
               UNION NATIONAL FINANCIAL CORPORATION
     (Exact Name of Registrant As Specified In Its Charter)

                           Pennsylvania
 (State or other jurisdiction of incorporation or organization)

                            23-2415179
              (I.R.S. Employer Identification No.)

             c/o Union National Financial Corporation
                      101 East Main Street
                          P.O. Box 567
                 Mount Joy, Pennsylvania  17552
            (Address of principal executive offices)
                      _______________________
 UNION NATIONAL FINANCIAL CORPORATION 1997 STOCK INCENTIVE PLAN
                     (Full title of the plan)
                      _______________________
      Mark D. Gainer, President and Chief Executive Officer
              UNION NATIONAL FINANCIAL CORPORATION
                      101 East Main Street
                          P.O. Box 567
                 Mount Joy, Pennsylvania  17552
                           (717) 653-1441
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:
                   Nicholas Bybel, Jr., Esquire
                    David L. Gildernew, Esquire
                      SHUMAKER WILLIAMS, P.C.
                        Post Office Box 88
                  Harrisburg, Pennsylvania 17108
                          (717) 763-1121

                  CALCULATION OF REGISTRATION FEE

Title of Each Class          Amount             Proposed Maximum
 of Securities to            to be               Offering Price
  be Registered           Registered(1)            Per Share(2)

  Common Stock,
  $.25 Par Value            100,000                   $20.05
_________________________________________________________________
(1)As required by General Instruction E to Form S-8 and based on the maximum number of additional shares of Union National Financial Corporation Common Stock, par value $.25 per share, authorized for issuance under the plan set forth above, as
approved by the Board of Directors and the shareholders.   There
are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan.
(2)Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on July 14, 2003, with respect to the shares of Common Stock issuable under the plan.

                      TO PARTICIPANTS IN THE
              UNION NATIONAL FINANCIAL CORPORATION
                    1997 STOCK INCENTIVE PLAN

     Union National Financial Corporation files this Registration Statement on Form S-8 to register shares of Common Stock, $.25 par value, that the company may, from time to time, issue pursuant to the Union National Financial Corporation 1997 Stock Incentive Plan, as amended and restated, effective February 26, 2002, to increase the number of shares issuable under the plan by 100,000 shares. Pursuant to General Instruction E to Form S-8, we incorporate the contents of the Union National Financial Corporation Registration Statement No. 333-27837 on Form S-8 into this Registration Statement.

     The company will provide, without charge, to each participant in the Plan who so requests, a copy of any or all of the documents included in the Registration Statement, as well as, all documentation relating to the plan required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended. Requests for copies should be addressed orally or in writing to:


                   Attention: Mark D. Gainer
                   President and Chief Executive Officer
                   Union National Financial Corporation
                   101 East Main Street
                   P.O. Box 567
                   Mount Joy, Pennsylvania 17552
                   (717) 653-1441


July 25, 2003

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Mount Joy, Commonwealth of Pennsylvania, on
July 10, 2003.



                        UNION NATIONAL FINANCIAL CORPORATION

                          /s/ Mark D. Gainer

                       By: ___________________________
                           Mark D. Gainer, President and
                           Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Gainer and Clement
M. Hoober, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.


                              Capacity                   Date
                              ________                   ____

/s/ Mark D. Gainer         President, Chief         July 10, 2003
________________________   Executive Officer; and Director
Mark D. Gainer

/s/ Clement M. Hoober      Chief Financial Officer/ July 10, 2003
________________________   Treasurer
Clement M. Hoober

/s/ Carl R. Hallgren
________________________   Director                 July 10, 2003
Carl R. Hallgren

/s/ David G. Heisey
________________________   Director                 July 10, 2003
David G. Heisey

/s/ Daniel H. Raffensperger
________________________   Director                 July 10, 2003
Daniel H. Raffensperger

/s/ Lloyd C. Pickell
________________________   Director                 July 10, 2003
Lloyd C. Pickell

/s/ William E. Eby
________________________   Director                 July 10, 2003
William E. Eby

/s/ Benjamin W. Piersol, Jr.
________________________   Director                 July 10, 2003
Benjamin W. Piersol, Jr.

/s/ Donald H. Wolgemuth
________________________   Director                 July 10, 2003
Donald H. Wolgemuth

/s/ Darwin A. Nissley
________________________   Director                 July 10, 2003
Darwin A. Nissley

                         Exhibit Index

                                                     Page Number
                                                    In Sequential
                                                      Numbering
Exhibit No.                                             System
__________                                          _____________

    4         Union National Financial Corporation        1
              1997 Stock Incentive Plan, as amended
              and restated.

    5         Opinion of Shumaker Williams, P.C.          13

    23.1      Consent of Beard Miller Company, LLP.       16

    23.2      Consent of Shumaker Williams, P.C.
              (Contained at Exhibit 5 of this Registration
              Statement).                                 13

                            EXHIBIT 4
             UNION NATIONAL FINANCIAL CORPORATION
                   1997 STOCK INCENTIVE PLAN

                             EXHIBIT 4
             UNION NATIONAL FINANCIAL CORPORATION
             ____________________________________
         1997 STOCK INCENTIVE PLAN (AMENDED AND RESTATED)
         ________________________________________________

1.     Purpose.  The purpose of this Stock Incentive Plan (the
       ________
"Plan") is to advance the development, growth and financial condition of Union National Financial
Corporation (the "Corporation") and each subsidiary thereof as defined in Section 424 of the Internal
Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

2.     Term.  The Plan shall become effective as of the date it
       _____
is adopted by the Corporation's Board of Directors (the
"Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan.

3.     Stock.  The shares of stock that may be issued under the
       ______
Plan shall not exceed in the aggregate 120,000 shares of the Corporation's common stock, par value $0.25 per share
(the "Stock") as authorized in 1997, as adjusted pursuant to paragraph 18 hereof, and an additional 100,000 shares authorized in 2003, as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The
Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4.     Administration.  The Plan shall be administered by a
       _______________
committee (the "Committee") consisting exclusively of two
(2) or more non-employee directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under Section 16(b) of the Securities Exchange Act of
1934, as amended, and applicable rules and regulations thereto, a member of the Committee must be a director of the Corporation and during the year prior to commencing service on the Committee, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for grants or awards. A majority of the Committee's membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons.
Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5.     Awards.  Awards may be made under the Plan in the form of:
       _______
(a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, (b)
"Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code,
(c) Stock appreciation rights ("SARs"), or (d) "Restricted
Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified
Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution.

6.     Eligibility.  Persons eligible to receive Awards shall be
       ____________
those key officers and other management employees of the
Corporation and each Subsidiary as determined by the
Committee.   In no case, however, shall any current member
of the Committee be eligible to receive any Awards. A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7.     Qualified Options.  In addition to other applicable
       __________________
provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

             (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

             (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

             (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in
Section 422(e)(3) of the Code, in which case such three
(3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

             (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof, or less than the Stock's par value.

8.     Non-Qualified Options.  In addition to other applicable
       ______________________
provisions of the Plan, all Non- Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

             (a) The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

             (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

             (c)     The purchase price of a share of Stock
subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph
13 hereof.

9.     Stock Appreciation Rights.  In addition to other
       __________________________
       applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:
             (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and whenthe Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

             (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

             (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

             (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

             (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

             (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10.   Restricted Stock.  In addition to other applicable
      _________________
provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

             (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

             (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

             (c)     Each certificate issued for shares of
Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

             This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

        Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;

             (d)     If a Recipient's employment with the
Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11.   Exercise.  Except as otherwise provided in the Plan, Awards
      _________
may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such Stock for a period not less than the holding period described in Code Section
422(a)(1). Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised rights under the Award.
If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient's SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected Award.

The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms unless the transaction is not consummated and the agreement expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed; (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation, as determined by the Committee in its sole discretion, through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If an event described in (a), (b)or (c) occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such event and their rights under this paragraph 11.

12.   Withholding.  Whenever the Corporation is about to issue or
      ____________
transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements.

13.   Value.  Where used in the Plan, the "fair market value" of
      ______
Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the
closing price of the Stock on the relevant date or, if no
trade occurred on that day, on the next preceding day on
which a trade occurred, (b) in the event that the Stock is
not listed on an established exchange, but is then
quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the
Stock for the five (5) trading days immediately preceding
the relevant date, or (c) in the event that the Stock is
not then listed on an established exchange or quoted on
NASDAQ, the average of the average of the closing bid and
asked quotations of the Stock for five (5)
trading days immediately preceding the relevant date as
reported by such brokerage firms which are then making a
market in the Stock.  In the event that the Stock is not
listed on an established exchange, quoted on NASDAQ,  and
no closing bid and asked quotations are available, fair
market value shall be determined in good faith by the
Committee.  In the case of (b) or (c) above, in the event
that no closing bid or asked quotation is available on one
or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

14.   Amendment.  To the extent permitted by applicable law, the
      __________
Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; (b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

        In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code and Section 16 of the Securities Exchange Act of 1934, as amended. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Section 422 of the Code, including but not limited to the following provisions:

             (i) the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

             (ii)    No Qualified Option, or any SAR in
connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option or SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

        From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

15.   Continued Employment.  Nothing in the Plan or any Award
      _____________________
shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe.
The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

16.   General Restrictions.  Each Award shall be subject to the
      _____________________
requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Recipient with respect to disposition of any Stock (including without limitation that at the time of the Recipient's exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

17.   Rights.  Except as otherwise provided in the Plan, the
      _______
Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Recipient. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

18.   Adjustments.  In the event of any change in the number of
      ____________
issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he

<PAGE

or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustments under this paragraph 18 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

19.   Forfeiture.  Notwithstanding anything to the contrary in
      ___________
this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or any Subsidiary that has damaged it, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the Recipient's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

20.   Indemnification.  In and with respect to the administration
      ________________
of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) as may not be allowed by applicable law, (b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

21.   Miscellaneous.  Any reference contained in this Plan to a
      ______________
particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee, and to the extent that there are additional requirements under Rules 16b-3, it is the responsibility of the participants to satisfy such requirements. Where used in this
Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

                            EXHIBIT 5

               OPINION OF SHUMAKER WILLIAMS, P.C.

[LETTERHEAD OF SHUMAKER WILLIAMS, P.C.]

                              WRITER'S DIRECT DIAL: (717)763-1121
                        WRITER'S EMAIL: mail@shumakerwilliams.com


                              July 15, 2003


Mark D. Gainer
President and Chief Executive Officer
UNION NATIONAL FINANCIAL CORPORATION
101 E. Main Street
Mount Joy, Pennsylvania 17552

                    RE:    Union National Financial
                           Corporation 1997 Stock Incentive Plan
                           Registration Statement Form S-8
                           Our File No.: 540-97

Dear Mr. Gainer:

     We have acted as Special Counsel to Union National Financial Corporation (the "Corporation") in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's 2003 amendments to the 1997 Stock Incentive Plan (the "Plan").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. The Pennsylvania Business Corporation Law of 1988, as amended;
     2. The Corporation's Articles of Incorporation as amended and restated;
     3.     The Corporation's By-Laws as amended and restated;
     4. Resolutions adopted by the Corporation's Board of Directors on April 30, 2003; and
     5.     The Plan, as amended and restated.

     Based upon such review, it is our opinion that the Corporation's common stock, $.25 par value, (the "Common Stock") issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plan, a sufficient number of authorized shares available for issue.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plan.


                              Very truly yours,

                              /s/ B. Tyler Lincoln

                              By B. Tyler Lincoln

BTL/DLG/raf:157052

                          EXHIBIT 23.1
              CONSENT OF BEARD MILLER COMPANY LLP

                                                    EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Union National Financial Corporation 1997 Stock Incentive Plan of our report dated January 24, 2003, with respect to the consolidated financial statements of Union National Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                            /s/ BEARD MILLER COMPANY LLP

July 15, 2003
Harrisburg, Pennsylvania